Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 2 TO MASTER INDENTURE

THIS AMENDMENT NO. 2 TO MASTER INDENTURE, dated as of May 31, 2023 (this “Agreement”), is entered into between: (i) Discover Card Execution Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and (ii) U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

WHEREAS, the Indenture Trustee and the Issuer are parties to the Amended and Restated Indenture, dated as of December 22, 2015 (the “Master Indenture”), as supplemented by the Second Amended and Restated Indenture Supplement, dated as of December 22, 2015 (the “Indenture Supplement”), each as amended by Amendment No. 1 to Master Indenture and Amendment No. 1 to Second Amended and Restated Indenture Supplement, dated as of August 27, 2019 (“Amendment No. 1”, and together with the Master Indenture and the Indenture Supplement, collectively, the “Indenture”), each by and between the Issuer and the Indenture Trustee;

WHEREAS, the parties hereto intend to amend the Master Indenture as set forth herein; and

WHEREAS, this Agreement is being entered into pursuant to Sections 1001(b) and 1003 of the Indenture, and all conditions precedent to the execution of this Agreement, as set forth in such Sections 1001(b) and 1003, have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture, as amended hereby.

SECTION 2. AMENDMENTS TO MASTER INDENTURE.

2.1 Section 101 of the Master Indenture is hereby amended by deleting the definition of “Eligible Deposit Account” in its entirety and replacing it with the following:

““Eligible Deposit Account” means either (a) a segregated account (including a securities account) with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (other than Discover Bank or any Affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), or a trust company acceptable to each applicable Note Rating Agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a long-term issuer rating from (i) such Note Rating Agency other than Standard & Poor’s (or from another nationally recognized statistical rating organization acceptable to such Note Rating Agency other than Standard & Poor’s) in one of its generic credit rating categories which signifies investment grade and (ii) Standard & Poor’s of A or better.”

2.2 Section 101 of the Master Indenture is hereby amended by deleting the definition of “Eligible Institution” in its entirety and replacing it with the following:

““Eligible Institution” means (a) a depository institution (which may be the Indenture Trustee, the Owner Trustee or any affiliate thereof, but not Discover Bank or any Affiliate thereof) organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any U.S. branch of a foreign bank), which at all times (i) has either (x) a long-term issuer rating of A2 or better by Moody’s or (y) a short-term issuer rating of P-1 by Moody’s, (ii) has either (x) a long-term issuer rating of A or better by Standard & Poor’s or (y) a short-term issuer rating of A-1 or better by Standard & Poor’s, (iii) has either (x) a long-term issuer rating of A or better by Fitch or (y) a short-term issuer rating of Fl or better by Fitch and (iv) is a member of the FDIC or (b) any other institution that is reasonably acceptable to Moody’s, Standard & Poor’s and Fitch.”

2.3 Section 101 of the Master Indenture is hereby amended by deleting the definition of “Rating Agency Condition” in its entirety and replacing it with the following:

““Rating Agency Condition” means, with respect to any event or circumstance and (a) with respect to Fitch, Moody’s or Standard & Poor’s if Fitch, Moody’s or Standard & Poor’s is currently rating any Outstanding Note, written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Note Rating Agency’s published ratings criteria to this effect) by Fitch, Moody’s or Standard & Poor’s, as applicable, that the occurrence of such event or circumstance will not cause a Ratings Effect or (b) with respect to any Note Rating Agency other than Fitch, Moody’s or Standard & Poor’s and with respect to Fitch, Moody’s and Standard & Poor’s if Fitch, Moody’s or Standard & Poor’s (x) is currently rating any Outstanding Note and (y) has notified the Issuer that it, as a policy matter, will not provide written confirmation of its ratings, that such Note Rating Agency shall have been given notice of such event or circumstance at least ten days prior to the occurrence of such event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Note Rating Agency shall not have issued any written notice that the occurrence of such event or circumstance will itself cause a Ratings Effect.”

2.4 Section 809 of the Master Indenture is hereby amended by deleting clause (iii) in its entirety and replacing it with the following:

“(iii) have a long-term issuer rating from Moody’s of at least Baa3, from Fitch of at least BBB- and from Standard & Poor’s of at least BBB-”

SECTION 3. EFFECTIVENESS. This Agreement shall become effective as of the date first set forth above; provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered a counterpart of this Agreement, (ii) the Indenture Trustee shall have provided prior notice of this Agreement to the Note Rating Agencies, (iii) the Indenture Trustee shall have received an Officer’s Certificate indicating that the execution of this Agreement will not adversely affect in any material respect the interests of the Holders of any Series, Class or Tranche of any Notes outstanding as of the date hereof and (iv) the Indenture Trustee shall have received an Opinion of Counsel stating that the execution of this Agreement is authorized or permitted by the Indenture and that all conditions precedent to the execution of this Agreement have been satisfied.

SECTION 4. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Agreement shall be a part of the Indenture and (ii) each reference in the Indenture to “this Agreement”, “this Amendment”, “hereof”, “hereunder” or words of like import, and each reference in any other related document to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

(b) Except as expressly amended hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

SECTION 6. NO PETITION. The Indenture Trustee covenants that it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy law and it will not directly or indirectly institute or cause to be instituted against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in any way limit the Noteholders’ rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against the Issuer.

SECTION 7. MISCELLANEOUS. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

(d) The Indenture Trustee is not responsible for the validity or sufficiency of this Agreement or the recitals contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee on behalf of the Issuer

By:	/s/ Katie Longwell
Name:	Katie Longwell
Title:	Vice President

Amendment No. 2 to Master Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Christopher J. Nuxoll
Name:	Christopher J. Nuxoll
Title:	Vice President

Amendment No. 2 to Master Indenture